Exhibit 10.21

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of June 25, 2020, by and among Whole Earth Brands, Inc. (f/k/a Act II Global Acquisition Corp.), a Delaware corporation (“Purchaser”), Act II Global LLC, a Delaware limited liability company (“Purchaser Sponsor”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the Purchase Agreement (as defined below).

WHEREAS, Purchaser and Flavors Holdings Inc., a Delaware corporation (“Flavors Holdings”), MW Holdings I LLC, a Delaware limited liability company (“MW Holdings I”), MW Holdings III, a Delaware limited liability company (“MW Holdings III,” and together with MW I Holdings, the “MW Holdings Entities”), Mafco Foreign Holdings, Inc., a Delaware corporation (“Mafco Foreign Holdings,” and together with Flavors Holdings and the MW Holdings Entities, “Sellers”), and for purposes of Amendment No. 2 and Amendment No. 3 to the Purchase Agreement, Project Taste Intermediate Holdco LLC, a Delaware limited liability company, entered into that certain Purchase Agreement dated as of December 19, 2019, as amended by that certain Amendment No. 1 to Purchase Agreement dated as of February 12, 2020, Amendment No. 2 to Purchase Agreement dated as of May 8, 2020, and Amendment No. 3 to Purchase Agreement dated June 15, 2020 (collectively, as it may be further amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which Purchaser (or its designee) directly or indirectly acquired all of the issues and outstanding equity interests of the Acquired Companies and the Transferred Assets and Liabilities from Sellers in exchange for an amount equal to the Purchase Price, subject to the terms and conditions set forth therein;

WHEREAS, immediately prior to the Closing, Purchaser effected (a) a deregistration under the Cayman Islands Companies Law (2020 Revision) and (b) a domestication under Section 388 of the Delaware General Corporation Law (collectively, the “Domestication”), pursuant to which, among other things, (i) Purchaser’s jurisdiction of incorporation transferred by way of continuation from the Cayman Islands to the State of Delaware and (ii) Purchaser’s name changed from “Act II Global Acquisition Corp.” to “Whole Earth Brands, Inc.”;

WHEREAS, the Purchase Agreement contemplates that, immediately following the Closing, the parties hereto will enter into this Agreement, pursuant to which three million (3,000,000) shares of common stock of Whole Earth Brands, Inc. (which was converted at Closing from Class B ordinary shares of Act II Global Acquisition Corp.) (the “Escrowed Sponsor Shares”) held by Purchaser Sponsor shall be held subject to this Agreement, and all share certificates (if any) in respect of the Escrowed Sponsor Shares shall be deposited into an escrow account (the “Sponsor Escrow”) as established and maintained by the Escrow Agent in accordance with the terms of this Agreement; and

WHEREAS, the Escrow Agent is willing to administer the Sponsor Escrow under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and agreements of the parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

1.                  Appointment. Purchaser and Purchaser Sponsor hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to perform the duties of their escrow agent under the terms and conditions set forth herein.

2.                  Escrowed Sponsor Shares.

(a)               Purchaser Sponsor agrees to deposit with the Escrow Agent the Escrowed Sponsor Shares on the date hereof. The Escrow Agent shall hold the Escrowed Sponsor Shares as a book-entry position registered in the name of Continental Stock Transfer and Trust Company as Escrow Agent for the benefit of Purchaser Sponsor.

(b)               Except as otherwise provided herein, Purchaser Sponsor shall retain all of its rights as a shareholder of Purchaser during the Effective Period (as defined in Section 3(b)), including, without limitation, the right to vote such shares.

(i)                 Any dividends, distributions, or other proceeds paid with respect to the Escrowed Sponsor Shares shall be (A) deemed part of the Sponsor Escrow and (B) delivered to the Escrow Agent each to be held in a bank account and be deposited in a non-interest-bearing account to be maintained by the Escrow Agent in the name of the Escrow Agent.

(ii)              In the event of any share subdivision, share capitalization, share consolidation, merger, consolidation, recapitalization, restructuring or other change in Purchaser’s equity securities from and after the date hereof, the amounts of Escrowed Sponsor Shares shall be equitably adjusted to reflect such changes in accordance with the terms not otherwise inconsistent with the Purchase Agreement.

(c)               During the Effective Period, the Escrow Agent shall hold the Escrowed Sponsor Shares in the Sponsor Escrow, and shall not sell, transfer, dispose of, lend or otherwise subject to a lien any of the Escrowed Sponsor Shares except until and to the extent that they are disbursed in accordance with Section 3.

3.                  Disposition and Termination

(a)               The Escrow Agent shall administer the Escrowed Sponsor Shares in accordance with written instructions provided by Purchaser Sponsor to the Escrow Agent from time to time (an “Instruction”) directing the Escrow Agent to pay or release the Escrowed Sponsor Shares, or any portion thereof, as set forth in such Instruction. The Escrow Agent shall make distributions of the Escrowed Sponsor Shares only in accordance with an Instruction, which Instruction shall comport to the requirements set forth below:

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(i)                 During the period between the date of Closing but on or prior to the fifth (5th) anniversary of Closing (the “Escrow Period”), subject to the terms and conditions set forth herein and in the Purchase Agreement:

(A)             Upon the earlier to occur of (such occurrence, a “Trigger Event”) (x) the volume weighted-average per-share trading price of Common Stock being at or above $20.00 per share for twenty (20) trading days in any thirty (30)-day continuous trading period during the Escrow Period, (y) a Change in Control, and (z) the expiration of the Escrow Period, the Escrow Agent shall release the Escrowed Sponsor Shares to Purchaser Sponsor from the Sponsor Escrow; provided, that in the case of a Trigger Event that is a Change in Control, the Escrow Agent shall release the Escrowed Sponsor Shares immediately prior to the consummation of such Change in Control).

(ii)              In no event will the Escrow Agent make any distribution of the Escrowed Sponsor Shares unless such Instruction is signed by both an authorized representative designated in Exhibit 1 of Purchaser and Purchaser Sponsor.

(b)               Upon the delivery of all of the Escrowed Sponsor Shares by the Escrow Agent in accordance with the terms of this Agreement (including this Section 3), this Agreement shall terminate (the period of time commencing on the date hereof until the termination of this Agreement, the “Effective Period”).

4.                  Escrow Agent

(a)               The Escrow Agent shall have only those duties as are specifically provided herein, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor have any requirements to comply with, the terms and conditions of any other agreement or document between the other parties hereto and any other person or entity in connection herewith, if any, including without limitation the Purchase Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

(b)               In the event of any conflict between the terms and provisions of this Agreement, those of the Purchase Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among Purchaser and Purchaser Sponsor, or any other person or entity, the terms and conditions of this Agreement shall control.

(c)               The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith other than expenses or losses arising from the gross negligence, fraud or willful misconduct of the Escrow Agent.

5.                  Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder (i) if so requested at any time by all of the other parties hereto; or (ii) by giving forty-five (45) days’ advance notice in writing of such resignation to all of the other parties hereto, specifying a date when such resignation shall take effect; provided, that such resignation shall not take effect until a successor escrow agent has been appointed in accordance with this Section 5. If Purchaser has failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

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6.                  Compensation and Reimbursement. Subject to Section 13 below, the Escrow Agent shall be entitled to compensation for services rendered by it as Escrow Agent under this Agreement, and to be paid or reimbursed for reasonable, documented out-of-pocket costs and expenses, including reasonable documented out-of-pocket attorneys’ fees, incurred or paid in connection with carrying out its duties hereunder, such amounts to be paid by Purchaser.

7.                  Indemnity. Subject to Section 13 below, the Escrow Agent shall be indemnified and held harmless by Purchaser and Purchaser Sponsor from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence, fraud or willful misconduct of the Escrow Agent or any of its officers, directors, employees and agents. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York. This Section 7 shall survive in the event the Escrow agent resigns or is discharged pursuant to Section 5.

8.                  Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

9.                  USA PATRIOT Act. Purchaser Sponsor agrees to provide the Escrow Agent with the information reasonably requested by the Escrow Agent to verify and record its identity pursuant to the Escrow Agent’s procedures for compliance with the U.S. Patriot Act and any other applicable laws.

10.              Notices. All communications hereunder shall be in writing, and all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, provided that the receipt of such facsimile or email is promptly confirmed, by telephone, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

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If to the Escrow Agent:

Continental Stock Transfer and Trust Company
One State Street — 30th Floor
New York, New York 10004
Attention:	Isaac Kagan
Francis Wolf
E-mail:	ikagan@continentalstock.com
fwolf@continentalstock.com

If to Purchaser or Purchaser Sponsor:

Whole Earth Brands, Inc.
745 5th Avenue
New York, NY 10151
Attention: Ira Lamel
Email: ira.lamel@act2global.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas, 25th Floor
New York, NY 10020
Attention:	Christopher P. Giordano
Jon Venick
E-mail:	christopher.giordano@dlapiper.com
jon.venick@dlapiper.com

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents. All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 10 if delivered personally or courier, shall be effective upon delivery; if sent by facsimile, shall be delivered upon receipt of proof of transmission. If any notice or other document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that notice or other document was received by such other person on the date on which it was received by the Escrow Agent.

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11.              Security Procedures.

(a)               Notwithstanding anything to the contrary as set forth in Section 8, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrowed Sponsor Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number.

(b)               In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of Whole Earth Brands, Inc. (collectively, the “Senior Officers”), as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President or Executive Vice President, as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

12.              Compliance with Court Orders. In the event that any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Sponsor Shares deposited under this Agreement, the Escrow Agent may comply with such order, judgment or decree so entered or issued; provided, that is advised by opinion of legal counsel of its own choosing that such order, judgment, or decree is binding upon the Escrow Agent, whether with or without jurisdiction. In the event that the Escrow Agent reasonably complies with any such order, judgment or decree, it shall not be liable to any of the parties hereto by reason of such compliance.

13.              Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement dated as of April 25, 2019, by and between Purchaser and the Escrow Agent (as trustee thereunder)) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

14.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its laws relating to choice-of-law) applicable to contracts between residents of that State and executed in and to be performed entirely within that State.

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15.              Jurisdiction and Venue. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, OR IF THE COURTS OF THE STATE OF NEW YORK LACKS JURISDICTION, ANY OTHER FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THE APPROPRIATE APPELLATE COURTS THEREFROM (the “Chosen Courts”), for any Action arising out of, or relating to, this Agreement, and each party agrees not to commence any Action relating hereto or thereto except in such court. Each party (i) waives any objection to laying venue in any such Action in the Chosen Courts, (ii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iii) without limiting other means of service of process permissible under applicable Law, agrees that service of process upon such party in any such Action will be effective if notice is given in accordance with Section 10.

16.              Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT:  (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN SECTIONS 14, 15 and 16.

17.              Amendment; Waiver. Except for changes to transfer instructions as provided in Section 9, this Agreement may not be modified or amended except by an instrument or instruments in writing and mutually signed by each of the parties hereto. Each party may, only by an instrument in writing, waive compliance by any other party with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by a party of a breach of any term or provision of this Agreement by another party shall not be construed as a waiver of any subsequent breach. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to or exclusive of, any rights or remedies otherwise available to a party hereunder.

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18.              Successors and Assigns. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any of the parties without the prior written consent of each of the parties hereto, and any purported assignment without such consent shall be null and void ab initio.

19.              Miscellaneous.

(a)               The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

(b)               This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

(c)               This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or other means of electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PURCHASER:

WHOLE EARTH BRANDS, INC.

By:	/s/ Andrew Rusie
Name: Andrew Rusie
Title: Chief Financial Officer

PURCHASER SPONSOR:

ACT II GLOBAL LLC

By:	/s/ John Carroll
Name: John Carroll
Title: Managing Member

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:	/s/ Isaac Kagan
Name: Isaac Kagan
Title: Vice President

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